EXHIBIT 10.1














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                        PACIFICHEALTH LABORATORIES, INC.

                        1995 INCENTIVE STOCK OPTION PLAN
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                          [as amended through 12/1/96]



     1. Purpose. PacificHealth Laboratories, Inc., a Delaware corporation, (the "Company"), hereby adopts the following stock option plan (the "1995 Incentive Stock Option Plan" or "Plan"). The Plan is intended as an additional incentive to the Company's eligible employees, directors, advisors or consultants to enter into or remain in the service of the Company or any Affiliate (as defined below) and/or as additional compensation to them for past or future services, the amount of which additional compensation, if any, is contingent upon future events or conditions, including the price or value of the Company's Common Stock. For purposes of the Plan, the term "Affiliate" shall mean any "parent" or "majority-owned subsidiary" of the Company, within the meaning of such terms as used in Rule 701(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act").

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if the Board shall so determine, by a Committee of the Board of Directors the members of which shall be appointed by the Board to a term of one year, unless another term is specified by the Board at the time of appointment. As used herein, the term "Board" shall include any Committee of the Board created by the Board to administer the Plan.

     a. Board Procedures. The Board shall establish such procedures as it deems appropriate for the administration of the Plan, provided that such procedures are not inconsistent with the Company's Articles of Incorporation or Bylaws or the specific terms set forth herein.

     b. Grants. The Board shall from time to time at its discretion direct the Company to grant Options to purchase shares of the Company's Common Stock pursuant to the terms of the Plan. Subject to any limitations or restrictions contained herein, the Board shall have plenary authority to determine the persons or entities to whom and the times at which Options shall be granted, the number of Option Shares (as defined in Section 4 hereof) to be subject to Options so granted and the price and other terms and conditions thereof, taking into account the nature of the Optionee's past services and responsibilities, present and potential contribution to the Company's success, and such other factors as it may deem relevant; provided, however, that no options shall be granted at an exercise price that is less than the market value of the Company's Common Stock at the time of grant, as determined by the Board of Directors, or fifty (50%) percent of the quotient obtained by dividing the number of shares of Common Stock



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then issuable upon conversion of one share of the Company's 10% Convertible
Preferred Stock into Ten ($10.00) Dollars.

     c. Interpretation. The interpretation and construction by the Board of any provision of the Plan or of any Option granted under it shall be final, binding and conclusive as to all interested parties.

     d. Exculpation. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under it in the absence of a breach or failure by a director which constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this subsection 2(d) shall not apply to responsibility or liability pursuant to any criminal statute.

     e. Indemnification. Each member of the Board shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board, whether or not he or she continues to be such member of the Board at the time of the action, suit or proceeding.

     3. Eligibility. All officers, employees and directors of, and advisors and consultants to, the Company or its Affiliates shall be eligible to receive Options hereunder. Any person who or entity which receives an Option is referred to hereunder as an "Optionee". The Board, in its sole discretion, shall determine whether an individual or entity is eligible to be an Optionee. An Optionee may receive more than one Option.

     4. Option Shares. The aggregate maximum number of shares of the Common Stock for which Options may be granted under the Plan (the "Option Shares") shall be One Million Five Hundred Thousand (1,500,000) shares of the Company's $.0025 par value Common Stock [as of 12/1/96, reflects all amendments to date], adjusted as provided in Section 8 below. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

     5. Term of Plan. The Plan shall be effective as of the date approved by the Board. No Option may be granted under the Plan after December 31, 2004.


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     6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the "Option Documents") which state or incorporate by reference the following terms and conditions:

     a. Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains.

     b. Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price").

     c. Medium of Payment. An Optionee shall pay for Option Shares (i) in cash,
(ii) by certified check payable to the order of the Company, (iii) by assigning or transferring to the Company shares of the Common Stock held by the Optionee, including Option Shares purchased upon exercise of Options granted under the Plan, valued at their fair market value as of the exercise date, provided, however, that the Board, at the time of grant, may impose such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate, which limitations and prohibitions, if any, shall be set forth in the Option Documents, or (iv) by such other mode of payment as the Board may approve. For purposes of sub-Section (iii) hereof, the term "fair market value" shall mean the closing high bid for the Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the trading day preceding the exercise date, or closing sale price of the Common Stock on the exercise date if it is then listed on an exchange or traded on the NASDAQ/National Market System. If no such closing bid or sales price for the Common Stock is available, the fair market value shall be an amount determined in good faith by the Board.

     d. Termination of Options. Each Option Document shall set forth an expiration date after which the Option evidenced thereby shall not be exercisable, and may set forth terms and conditions which shall result in earlier termination. Unless otherwise provided in the Option Documents, however, all Options will be subject to early termination as follows:

          (i) All Options shall terminate on a date set by the Board to be an accelerated expiration date in the event of any (A) dissolution or liquidation of the Company, or (B) consummation of any merger or consolidation in which the Company is not the surviving corporation, or (C) any other transaction in which the Company sells all or substantially all of its assets to another person or entity or becomes an 80% or more owned subsidiary of another corporation, in any of which cases the Board may take whatever other action with respect to the Option, including acceleration of any exercise provisions, it deems necessary or desirable;


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          (ii) Unless otherwise provided in the Option Documents, if the employment of an Optionee who is employed by the Company or an Affiliate at the time an Option is granted:

               (A) is terminated for any reason other than termination for cause, death, or disability, such Option shall expire 90 days after the date of such termination of employment;

               (B) is terminated for cause, such Option shall automatically expire effective upon such termination of employment;

               (C) is terminated by reason of the Optionee becoming disabled and unable to perform his prior or other employment duties, such Option shall expire 12 months after the date of such termination of employment; and

               (D) is terminated by the Optionee's death, or if an Optionee dies within three months after the termination of his employment, except where such termination was made for cause, such Option shall expire 12 months after the date of death.

          (iii) For purposes of Section 6(d)(ii) above, the term "cause" shall mean an act or acts involving a felony, fraud, wilful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company, or other good cause; provided, however, that if the Optionee and the Company have agreed on a different definition of "Cause" under any written employment agreement or other agreement, the term "cause" herein shall have the same meaning as set forth in such agreement.

     e. Transfers. Unless otherwise provided in the relevant Option Documents, Options granted under the Plan may not be transferred by the Optionee, except by will or by the laws of descent and distribution, and may be exercised only by an Optionee, provided, that, the personal representative of an Optionee may exercise an Option held by an Optionee at the time of his death, provided (i) that the Option was vested at the time of the Optionee's death, and (ii) the Option is exercised no later than the date fixed for termination hereunder or in the Option Documents.

     f. Tax Withholding. The issuance, delivery, or exercise of any Options under the Plan is subject to the condition that if, at any time, the Board shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery or exercise of the Options, then the issuance, delivery or exercise of the Options shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Board. If an Optionee participating in the Plan


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is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, the Optionee may satisfy the obligation, in whole or in part, by electing to (i) have the Company withhold a portion of the Option Shares acquired upon the exercise of the Option and having a fair market value on the date the amount of tax to be withheld is to be determined (the "Tax Date") which, in the aggregate, is equal to the amount required to be withheld or (ii) deliver to the Company shares of Common Stock already owned by the Optionee and having a fair market value on the Tax Date equal to the amount required to be withheld.

     g. Other Provisions. The Option Documents shall contain other provisions not inconsistent with the express terms of the Plan, including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Board shall deem advisable.

     7. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement under the Act, shall contain such acknowledgments and/or agreements of the Optionee as the Company shall require, in its discretion, to assure compliance with the Act and applicable state securities law in connection with the issuance of the Option Shares, including, by way of illustration, an acknowledgment and/or agreement in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act);
(b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration; and (c) such Option Shares may not be transferred without compliance with all applicable federal and state Securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending (x) registration under federal or state securities laws or (y) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either of such events has occurred.

     8. Adjustments on Changes in Capitalization. Subject to the provisions of
Section 6(d) above, the aggregate number of shares and class of shares as to which Options may be granted


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hereunder, the number of shares covered by each outstanding Option and the
Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Board shall have authority to determine the adjustments to be made under this Section and any such determination by the Board shall be final, binding and conclusive.

     9. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable.

     10. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain an Optionee in the employ or service of the Company or an Affiliate in any capacity.


Adopted by the Board of Directors - August 21, 1995



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